UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 3, 2023

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 S. Capital of Texas Hwy., Building 1, Suite 330, Austin, Texas 78746

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (512) 716-0808

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	ITI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 3, 2023, the board of directors of Iteris, Inc. (the “Company”) revised the director and management stock ownership guidelines that were previously adopted in February 2016 and amended in September 2020 (the “Ownership Guidelines”). Under the revised Ownership Guidelines, non-employee members of the board are required to own shares of Company common stock having a value equal to or greater than five times their annual cash board retainer, which is an increase from the prior requirement of three times their annual cash board retainer. Additionally, the revised Ownership Guidelines require each non-employee member of the board to retain 100% of their equity compensation until the threshold is met and thereafter maintain such ownership at or above the threshold, which replaces the prior five-year time period to achieve compliance. The revised Ownership Guidelines also give non-employee members of the board the option to receive their annual cash board retainer in equity, which would be granted upfront at the annual meeting and vest when cash otherwise would have been paid.

Except as set forth herein, the terms of the revised Ownership Guidelines are otherwise the same as described under the heading “Director and Management Stock Ownership Guidelines” in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on July 15, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2023
ITERIS, INC.

	By:	/s/ Kerry A. Shiba
Kerry A. Shiba
Senior Vice President and Chief Financial Officer